UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 8, 2007

CASCADE NATURAL GAS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

1-7196	91-0599090
(Commission File Number)	(IRS Employer Identification No.)

222 Fairview Avenue North, Seattle, Washington	98109
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                     Entry into a Material Definitive Agreement.

On March 8, 2007, Cascade Natural Gas Corporation (the “Company”) executed a note purchase agreement (the “Note Purchase Agreement”) with Teachers Insurance and Annuity Association of America (the “Purchaser”), dated as of March 1, 2007, under which it agreed to sell $40 million aggregate principal amount of 5.79% Senior Notes due March 8, 2037 (the “Note”) to the Purchaser.  In connection with the Note Purchase Agreement, on March 8, 2007, the Company entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) with The Bank of New York Trust Company, N.A., as successor trustee, pursuant to which the Company established the terms and conditions of the Note.  The Third Supplemental Indenture amends the Indenture dated as of August 1, 1992 between the Company and The Bank of New York, as original trustee, as previously amended by a First Supplemental Indenture dated as of October 25, 1993 and a Second Supplemental Indenture dated as of January 25, 2005 (as so amended and supplemented, the “Indenture”).

The Note was issued and sold to the Purchaser on March 8, 2007 pursuant to the terms and conditions of the Note Purchase Agreement and the Indenture.  The Note will bear interest at a rate of 5.79% per annum and will mature on March 8, 2037.  Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and is payable semi-annually beginning September 8, 2007.  The Company intends to use the proceeds of the Note to pay for the redemption of its 7.50% Notes due November 15, 2031 and for general corporate purposes.  Upon notice, at any time the Company may redeem all, or from time to time any part of, the Note, at a price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest and a Make-Whole Amount (as defined in the Third Supplemental Indenture).

The Third Supplemental Indenture, including the form of the Note, is attached hereto as Exhibit 4.1.  The Note Purchase Agreement is attached hereto as Exhibit 10.1.  The foregoing description of the Note Purchase Agreement, Third Supplemental Indenture and Note is qualified in its entirety by reference to such exhibits, which are hereby incorporated by reference herein.

Item 2.03                                     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure under Item 1.01 of this report, which is incorporated by reference into this Item 2.03 in its entirety.

Item  9.01              Exhibits and Financial Statements.

d.             Exhibits

Exhibit No.	Description of Exhibit
4.1	Third Supplemental Indenture dated as of March 8, 2007 between Cascade Natural Gas Corporation and The Bank of New York Trust Company, N.A., as Successor Trustee.
10.1	Note Purchase Agreement dated as of March 1, 2007 between Cascade Natural Gas Corporation and the Purchaser listed in Schedule A attached thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE NATURAL GAS CORPORATION

Date: March 8, 2007	By:	/s/ David W. Stevens
David W. Stevens
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Third Supplemental Indenture dated as of March 8, 2007 between Cascade Natural Gas Corporation and The Bank of New York Trust Company, N.A., as Successor Trustee.
10.1	Note Purchase Agreement dated as of March 1, 2007 between Cascade Natural Gas Corporation and the Purchaser listed in Schedule A attached thereto.